EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-1 of our audit report, dated March 27, 2014, relating to the financial statements of Skyline Medical Inc. appearing in the Prospectus which are a part of this Registration Statement.  We also consent to the reference to our Firm under captions “Experts” in the Prospectus.

Olsen Thielen & Co., Ltd.

/s/ Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

February 2, 2015